Exhibit 99.1

Winchester Bancorp, Inc.

Announces Results for the Year Ended June 30, 2026

Investor Contact

John A. Carroll

President and Chief Executive Officer

IR@WinchesterSavings.com

(781) 729-2130

WINCHESTER, MA, July 30, 2026 - Winchester Bancorp, Inc. (NASDAQ-WSBK) (the "Company"), the holding company for Winchester Savings Bank (the "Bank"), today announced its fiscal 2026 financial results. The Company reported net income of $4.4 million, or $0.49 per common share, as compared to net loss of $874,000 for the year ended June 30, 2025, an increase of $5.3 million in net income. Operating net income for the year ended June 30, 2025, which excludes our contribution to the Winchester Savings Bank Charitable Foundation, Inc. (the "Charitable Foundation"), was $750,000 (non-GAAP), making the year over year increase $3.7 million on an adjusted basis.

“In our first full year as a public company, we've demonstrated the ability to deploy capital prudently to grow the franchise. Loan and deposit growth were both impressive year-over-year, up $119.6 million, or 15.9% and $130.1 million, or 19.1%, respectively. Total assets grew more than $146.5 million, or 15.4%, while profitability also improved, with margin expanding to 2.55% from 2.05% and efficiency improving to 75.2% from 85.5% (non-GAAP), both compared to June 30, 2025," said John A. Carroll, President and Chief Executive Officer. "Our first year as a public company was a strong one, from establishing our municipal department to delivering double digit growth and improved earnings. We look forward to building on that momentum as we enter our second year of creating shareholder value,” Carroll added.

BALANCE SHEET

Total assets were $1.10 billion at June 30, 2026, representing an increase of $146.6 million, or 15.4%, from June 30, 2025.

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Cash and cash equivalents were $60.0 million, reflecting an increase of $4.8 million, or 8.7%, from June 30, 2025.
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Net loans were $870.8 million, representing an increase of $119.6 million, or 15.9%, from June 30, 2025, as we continued to experience strong loan demand. The main driver of the new growth was in our residential and multifamily portfolios, which increased $47.6 million, or 13.3%, and $45.9 million, or 27.6%, respectively, since June 30, 2025.
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Investment securities totaled $125.0 million, representing an increase of $20.5 million, or 19.6%, from June 30, 2025, due to purchases of U.S. Treasury bonds and government agency securities.
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Deposits totaled $809.2 million, representing an increase of $130.1 million, or 19.1%, since June 30, 2025. The increase in deposits was a result of growth of $135.6 million in municipal customer deposits. As a result of the increase in municipal deposits, money market accounts increased $140.0 million. Savings accounts and certificates of deposit decreased $10.3 million and $1.6 million, respectively, while demand deposit accounts increased $2.0 million.
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Federal Home Loan Bank borrowings totaled $158.2 million, representing an increase of $11.2 million, or 7.6%, from $147.0 million at June 30, 2025.
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Stockholders’ equity was $120.5 million, representing an increase of $5.2 million, or 4.5% from $115.4 million from June 30, 2025. The increase was driven by net income of $4.4 million for the year ended June 30, 2026 and a decrease in accumulated other comprehensive loss of $530,000.

NET INTEREST INCOME

Net interest income was $25.0 million for the year ended June 30, 2026, compared to $17.5 million for the year ended June 30, 2025, representing an increase of $7.5 million, or 42.6%. Net interest margin expanded by 50 basis points to 2.55% for the year ended June 30, 2026 compared to 2.05% for the year ended June 30, 2025.

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The increase in interest income during the year ended June 30, 2026, was primarily attributable to the increase in the average balance of loans and investment securities.
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The increase in interest expense during the year was primarily attributable to higher average interest-bearing deposit balances, partially offset by lower average rates paid on those deposits, lower average borrowings, and reduced borrowing rates.

NON-INTEREST INCOME

Non-interest income was $1.3 million for the year ended June 30, 2026, compared to $1.8 million for the year ended June 30, 2025. Non-interest income for the year ended June 30, 2025 includes a one-time gain on the sale of equity securities.

NON-INTEREST EXPENSE

Non-interest expense was $19.8 million for the year ended June 30, 2026, representing an increase of $1.0 million, or 5.2%, from the year ended June 30, 2025 due to increases in salaries and employee benefits, marketing and data processing expense offset by a decrease in other general and administrative expenses as the prior year included a $2.3 million charitable foundation contribution.

ASSET QUALITY

Asset quality remains strong. The allowance for credit losses on loans in total and as a percentage of total gross loans as of June 30, 2026 was $4.8 million and 0.55%, compared to $4.2 million and 0.55% as of June 30, 2025.

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During the year ended June 30, 2026, the Company recorded $597,000 of net charge offs compared to net charge offs of $1.4 million for the year ended June 30, 2025.
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Non-performing assets totaled $1.6 million, or 0.15% of total assets, as of June 30, 2026, a decrease from $2.2 million, or 0.23% of total assets, as of June 30, 2025.

ABOUT WINCHESTER BANCORP, INC.

Winchester Bancorp, Inc. is the mid-tier holding company of Winchester Savings Bank and is the majority owned subsidiary of Winchester Bancorp, MHC. Winchester Savings Bank's mission is to operate and grow a profitable community-oriented financial institution that is dedicated to meeting the banking needs of individuals and small businesses in the communities in which it operates.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements in other documents it files with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These include, but are not limited to, changes in interest rates; general economic conditions (including the impact of ongoing armed conflicts, tariffs, inflation, and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ongoing turbulence in the capital and debt markets; competitive pressures from other financial institutions; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; increases in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments; and changes in assumptions used in making such forward-looking statements. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating net income, noninterest expense on an operating basis, noninterest income on an operating basis, operating return on average shareholders' equity, operating return on average assets annualized, efficiency ratio, and diluted earnings per share excluding contribution to the Charitable Foundation. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Winchester Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets (unaudited)

(Dollars in thousands, except share and per share data)

	June 30,	June 30,
	2026	2025
Assets
Cash and due from banks	$1,283	$7,513
Interest-bearing deposits	58,764	47,731
Total cash and cash equivalents	60,047	55,244
Securities available for sale, at fair value	68,776	47,299
Securities held to maturity, at amortized cost	56,228	57,211
Federal Home Loan Bank stock, at cost	6,791	6,278
Loans, net of allowance for credit losses of $4,783 at June 30, 2026 and $4,151 at June 30, 2025	870,773	751,220
Bank owned life insurance	11,397	10,925
Premises and equipment, net	5,590	6,418
Accrued interest receivable	4,034	3,327
Net deferred tax asset	1,092	1,212
Other assets	11,208	10,244
	$1,095,936	$949,378
Liabilities and stockholders' equity
Non-interest-bearing deposits	$63,168	$55,696
Interest-bearing deposits	746,068	623,486
Federal Home Loan Bank advances	158,158	147,000
Mortgagors’ escrow accounts	1,809	1,756
Accrued expenses and other liabilities	6,220	6,088
Total liabilities	975,423	834,026
Commitments and contingencies
Preferred stock, $.01 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 9,295,376 issued and outstanding as of June 30, 2026 and June 30, 2025	93	93
Additional paid-in capital	39,586	39,571
Unearned compensation (ESOP)	(3,151)	(3,346)
Retained earnings	85,141	80,720
Accumulated other comprehensive loss	(1,156)	(1,686)
Total stockholders' equity	120,513	115,352
Total liabilities and stockholders' equity	$1,095,936	$949,378

Winchester Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(Dollars in thousands, except share and per share data)

	Year ended
	June 30,
	2026	2025
	(In thousands, except share data)
Interest and dividend income:
Interest and fees on loans	$43,783	$37,528
Interest and dividends on securities	4,678	3,128
Interest on federal funds sold and other interest-bearing deposits	1,919	2,057
Total interest and dividend income	50,380	42,713
Interest expense:
Interest on deposits	19,764	19,115
Interest on Federal Home Loan Bank advances	5,623	6,076
Total interest expense	25,387	25,191
Net interest income	24,993	17,522
Provision for credit losses	789	2,066
Net interest income, after provision for credit losses	24,204	15,456
Non-interest income:
Customer service fees	773	728
Income on bank owned life insurance	472	466
Loss on available for sale securities, net	(317)	—
Gain (loss) on marketable equity securities, net	—	374
Gain on sale of loans	8	—
Miscellaneous	332	224
Total non-interest income	1,268	1,792
Non-interest expense:
Salaries and employee benefits	11,748	9,688
Occupancy and equipment, net	1,819	1,579
Data processing	1,749	1,368
Deposit insurance	715	848
Marketing and advertising	734	462
Net periodic pension and post retirement benefit, less service costs	(697)	(73)
Other general and administrative	3,684	4,906
Total non-interest expense	19,752	18,778
Income (loss) before income taxes	5,720	(1,530)
Provision (benefit) for income taxes	1,299	(656)
Net income (loss)	$4,421	$(874)
Share Data:
Average common shares outstanding, basic and diluted	8,971,061	8,961,476
Basic and diluted net income (loss) per share	$0.49	$(0.10)

Winchester Bancorp, Inc. and Subsidiaries

Average Balances and Yields (unaudited)

	For the Year Ended June 30,
	2026			2025
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$814,169	$43,783	5.38%	$725,618	$37,528	5.17%
Securities	118,400	4,678	5.27%	87,850	3,128	3.56%
Interest-bearing deposits	46,666	1,919	4.11%	42,473	2,057	4.84%
Total interest-earning assets	979,235	50,380	5.14%	855,941	42,713	4.99%
Non-interest-earning assets	43,143			39,045
Allowance for credit losses on loans	(4,437)			(3,575)
Total assets	$1,017,941			$891,411
Interest-bearing liabilities:
NOW and demand deposits	$55,838	34	0.06%	$55,520	137	0.25%
Savings accounts	154,627	3,263	2.11%	163,597	3,871	2.37%
Money market accounts	197,836	6,337	3.20%	104,832	3,460	3.30%
Certificates of deposit	278,312	10,130	3.64%	279,500	11,647	4.17%
Total interest-bearing deposits	686,613	19,764	2.88%	603,449	19,115	3.17%
Borrowings	136,236	5,623	4.13%	139,207	6,076	4.36%
Total interest-bearing liabilities	822,849	25,387	3.09%	742,656	25,191	3.39%
Other non-interest-bearing liabilities	76,756			67,710
Total liabilities	899,605			810,366
Stockholders' equity	118,336			81,045
Total liabilities and stockholders' equity	$1,017,941			$891,411
Net interest income		$24,993			$17,522
Net interest rate spread (1)			2.05%			1.60%
Net interest-earning assets (2)	$156,386			$113,285
Net interest margin (3)			2.55%			2.05%
Average interest-earning assets to average interest-bearing liabilities	119.01%			115.25%

(1) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

Winchester Bancorp, Inc. and Subsidiaries

Selected Financial Highlights (unaudited)

(Dollars in thousands, except share and per share data)

	For the Year Ended
	June 30,	June 30,
	2026	2025

Earnings Data
Net interest income	$24,993	$17,522
Non-interest income	1,268	1,792
Total net interest income and non-interest income	26,261	19,314
Provision for credit losses	789	2,066
Non-interest expense	19,752	18,778
Pre-tax income (loss)	5,720	(1,530)
Net income (loss)	4,421	(874)

Per share Data
Basic and diluted earnings per share	$0.49	$(0.10)
Book value per share	$13.43	$12.41

Earnings
Return on average assets	0.43%	(0.10)%
Return on average stockholders' equity	3.74%	(1.08)%
Net interest margin	2.55%	2.05%
Cost of deposits	2.88%	3.17%
Efficiency ratio	75.21%	97.22%

Balance Sheet
Total assets	$1,095,936	$949,378
Loans, net	$870,773	$751,220
Total stockholders' equity	$120,513	$115,352

Asset quality
Allowance for credit losses (ACL)	$4,783	$4,151
ACL/Total loans	0.55%	0.55%
ACL/Total nonperforming loans (NPLs)	286.92%	187.57%
Net charge-offs/average total loans	(0.07)%	(0.20)%
Capital Ratios
Stockholders' equity/total assets	11.00%	12.15%

Winchester Bancorp, Inc. and Subsidiaries

Non-GAAP Reconciliation (unaudited)

(Dollars in thousands, except share and per share data)

	Year ended
	June 30,
	2026	2025

Net income (loss) (GAAP)	$4,421	$(874)
Add (Subtract):
Non-interest expense component:
Winchester Charitable Foundation contribution	—	2,259
Total impact of non-GAAP adjustment	—	2,259
Less net tax provision (benefit) associated with non-GAAP adjustments	—	(635)
Operating net income (non-GAAP)	$4,421	$750
Average common shares outstanding	8,971,061	8,817,329
Diluted earnings per share excluding contribution to the Charitable Foundation (non-GAAP)	$0.49	$0.09

Noninterest expense (GAAP)	$19,752	$18,778
Add (Subtract):
Winchester Charitable Foundation contribution	—	(2,259)
Total impact of non-GAAP noninterest expense adjustments	—	(2,259)
Noninterest expense on an operating basis (non-GAAP)	$19,752	$16,519

Noninterest income (GAAP)	$4,421	$750
Average assets	$1,017,941	$891,411
Operating return on average assets annualized (non-GAAP)	0.43%	0.08%
Average shareholders' equity	$118,336	$81,045
Operating return on average shareholders' equity (non-GAAP)	3.74%	0.93%

Noninterest expense on an operating basis (non-GAAP)	$19,752	$16,519
Net interest income	24,993	17,522
Noninterest income on an operating basis (non-GAAP)	1,268	1,792
Total net interest income and non-interest income	$26,261	$19,314
Efficiency ratio (non-GAAP) (1)	75.21%	85.53%

(1) The efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income and non-interest income